UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2003

FRIENDLY ICE CREAM CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	0-3930	04-2053130
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1855 Boston Road Wilbraham, Massachusetts 01095
(Address, including zip code of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (413) 543-2400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

On July 23, 2003 the Board of Directors of Friendly Ice Cream Corporation amended Sections 2.11 and 3.17 of its By Laws to increase the advance notice requirements for shareholders to submit shareholder proposals or Board of Director nominees to 120 days in advance of an annual meeting of shareholders if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s meeting, or 150 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year’s meeting.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits:

3 (ii) By-Laws of Friendly Ice Cream Corporation, as amended on July 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRIENDLY ICE CREAM CORPORATION

		By:	/s/ Aaron B. Parker
Name: Aaron B. Parker
Title: Vice President,
General Counsel and Clerk

Date:	September 2, 2003

Exhibit Index

3 (ii)	By-Laws of Friendly Ice Cream Corporation, as amended on July 23, 2003